UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 17, 2005

UNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.unova.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Registrant’s telephone number, including area code:   (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On May 17, 2005, the Compensation Committee of the Board of Directors of UNOVA, Inc. (the “Company”) made long-term incentive awards to certain Named Executive Officers and other employees.

Four of the officers identified as Named Executive Officers in the proxy statement for the 2005 Annual Meeting of Shareholders received awards.  Each officer received half of the award in the form of options to purchase shares of the Company’s Common Stock under the 2004 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and half in the form of Performance Share Units (“PSUs”) issued under the 2004 Long-Term Performance Share Program, a sub-plan of the Omnibus Plan (the “Long-Term Program”).  Each PSU was valued as equal to options for three shares.

Each of the four officers was awarded a combination of incentive stock options and non-qualified stock options.  The standard forms of agreements for incentive stock options and non-qualified stock options under the Omnibus Plan are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.  As Mr. Brady and Mr. Cohen may retire prior to completion of the standard vesting schedule, their agreements provide that all options issued on May 17, 2005 that have not already vested will vest if they retire at age 65 and will remain exercisable for three years thereafter.  The exercise price per share of Common Stock for all stock options issued on May 17, 2005 is $19.985, the average of the high and low sales prices of the Company’s Common Stock on the New York Stock Exchange on that date.

The performance period for the PSUs runs from January 1, 2005 through December 31, 2007.  The two performance measures applicable to all participants are the Company’s average Return on Net Capital Utilized for fiscal years 2005, 2006 and 2007, and the Company’s cumulative Earnings Per Share from Continuing Operations for the three-year period.  Participants can earn from 0 percent to 200 percent of their target shares, as determined by the Company’s achievement of the performance measures.

The following table sets out the awards to the four Named Executive Officers:

Name and Title	No. of Shares Underlying Stock Options	Target No. of Shares Underlying PSUs
Larry D. Brady Chairman, President and Chief Executive Officer	60,000	20,000

Kenneth L. Cohen Vice President, Treasurer and Tax	15,000	5,000

Michael E. Keane Senior Vice President and Chief Financial Officer	40,000	13,333

Thomas O. Miller Vice President	35,000	11,667

The Long-Term Program was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.  The form of Performance Share Unit Agreement, which contains other terms of the awards, was filed as Exhibit 10.7 to that Form 10-Q.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Joseph T. Casey and William D. Walsh retired from the Company’s Board of Directors effective at the conclusion of the Annual Meeting of Shareholders on May 18, 2005.  Their intent to do so was announced in the Company’s proxy statements for the 2003, 2004 and 2005 Annual Meetings of Shareholders.

Item 9.01.          Financial Statements and Exhibits

(c)  Exhibits.

The following exhibits are attached as part of this report:

Exhibit Number	Description
10.1	Form of agreement for award of incentive stock options under the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.

10.2	Form of agreement for award of non-qualified stock options under the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.

By:	/s/ MICHAEL E. KEANE
Michael E. Keane
Senior Vice President and
Chief Financial Officer

May 23, 2005